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                                                                    Exhibit 23.1


              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors
Pacific Dunlop Limited:


The audits of Ansell Group referred to in our report dated September 10, 1999, included the related financial statement schedule as of June 30, 1999, and for each of the fiscal years in the three-year period ended June 30, 1999, included in the registration statement. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report with respect to Ansell Group included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Columbus, Ohio
December 21, 1999